Exhibit 99.1
N-able Announces Second Quarter 2021 Results
WAKEFIELD, Massachusetts - August 12, 2021 - N-able, Inc. (NYSE:NABL), a leading global provider of cloud-based software solutions for managed service providers, today reported results for its second quarter ended June 30, 2021.
“We are excited about our opportunity ahead as we continue on our standalone journey following completion of the spin-off from SolarWinds on July 19th. I want to express my sincere gratitude to our more than 1,300 employees around the world for their dedication in achieving this milestone," said N-able President & CEO John Pagliuca. "Our second quarter financial results exceeded the high end of our outlook, which we view as further valuation of the strength of our business model. As I look ahead, with a complete leadership team and enhanced strategic focus, I believe we are well-positioned to further execute on our mission to empower managed services providers (MSPs) to support the digital evolution of small and medium enterprises (SMEs). We believe we're still in the early stages of a large and growing opportunity for MSPs to further penetrate the global market for SME IT spending, and we have confidence in our ability to strengthen our position as the preferred partner for MSPs around the world.”
“Our total revenue growth of 16 percent year-over-year was driven by continued strong demand for our security and data protection solutions among both existing and new partners,” added N-able CFO Tim O’Brien. “Additionally, partners spending over $50,000 of ARR with N-able increased 32 percent year-over-year and now represent 46 percent of our total ARR. Our adjusted EBITDA margin was 33 percent in the second quarter. As we aim to be a ‘Rule of 50’ company over the long term, we remain focused on accelerating growth while maintaining high profit margins.”

Second quarter 2021 financial highlights:
•Total revenue of $85.3 million, representing 16% year-over-year growth.
•Subscription revenue of $82.8 million, representing 17% year-over-year growth.
•GAAP gross margin of 85.0% and non-GAAP gross margin of 86.4%
•GAAP net income of $0.5 million.
•Adjusted EBITDA of $28.2 million, representing an adjusted EBITDA margin of 33.1%.
For a reconciliation of our GAAP to non-GAAP results, please see the tables below.
Additional highlights for the second quarter of 2021 include:
•N-able integrated N-able™ N‑central® with Microsoft Intune, a component of Microsoft 365 Business Premium, helping MSPs manage and protect their clients’ apps and devices. With this integration, N-central users can see Intune-managed devices to help maintain consistent policies and configurations directly from the N-central dashboard—strengthening data protection and streamlining monitoring and management efficiency.
•N-able continued to expand its Technology Alliance Program (TAP), announcing that over 50 technology providers are now active within the program. TAP facilitates integration between N-able solutions and partner solutions, further empowering MSPs with the tools they need to run their businesses. The program counts well-known technology leaders such as Cisco, Sophos, and Webroot, as well as emerging tech innovators such as Liongard and Zomentum.
•N-able entered a collaboration with DNSFilter that integrates DNSFilter’s cloud-based web filtering security solution with N-central and RMM. The integration will provide MSPs with critical protection against phishing, ransomware, and zero-day social engineering attacks. DNSFilter relies on AI-driven threat categorization that can detect malicious domains at significantly faster rates than static threat databases.
•N-able launched MarketBuilder, a platform that provides MSPs with ready-made, customizable sales and marketing campaigns they can use to promote their own offerings. N-able also added three “Head Nerds” to provide advisory services to MSPs in effort to help MSPs understand and maximize important growth opportunities—bringing the total to five. These partner-focused developments build on the company’s commitment to provide resources and support to partners that extend beyond technology.
•To complete its readiness as a standalone entity, N-able added members to its executive leadership team in the second quarter, including Mike Adler as Chief Technology and Product Officer, Peter Anastos as General Counsel, Dave MacKinnon as Chief Security Officer, and Jeff Nulsen as Chief Marketing Officer.

Balance Sheet
At June 30, 2021, total cash and cash equivalents were $49.6 million and total debt was $304 million. Following the completion of the spin-off from SolarWinds, on July 19, 2021, cash and cash equivalents were $50 million and total debt was $350 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its quarterly report on Form 10-Q for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.” In addition, throughout the periods presented, N-able operated as part of SolarWinds and the financial results for the periods presented have been prepared from SolarWinds’ historical accounting records and presented on a stand-alone basis as if N-able’s business’ operations had been conducted independently from SolarWinds. While the allocations and estimates in these carve-out financials are based on assumptions that N-able’s management believes are reasonable, the financial results presented may not be indicative of the financial position, results of operations and cash flows of N-able in the future or if N-able had been a separate, stand-alone publicly traded entity during the periods presented.
Financial Outlook
As of August 12, 2021, N-able is providing its financial outlook for the third quarter of 2021 and full year 2021. The financial information below represents forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense (benefit), interest expense, net, unrealized foreign currency (gains) losses, acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for the Third Quarter of 2021
N-able management currently expects to achieve the following results for the third quarter of 2021:
•Total revenue in the range of $86.5 to $87.0 million, representing 13% to 14% growth over the third quarter of 2020.
•Adjusted EBITDA in the range of $27.5 to $28.0 million, representing approximately 32% of total revenue.
Financial Outlook for Full-Year 2021
N-able management currently expects to achieve the following results for full year 2021:
•Total revenue in the range of $343 to $345 million, representing 13% to 14% growth over 2020 total revenue.
•Adjusted EBITDA in the range of $109 to $111 million, representing approximately 32% of total revenue.
Additional details on the company's outlook will be provided on the conference call.
Conference Call and Webcast
In conjunction with this announcement, N-able will host a conference call today to discuss its financial results, business and business outlook at at 8:30 a.m. ET on August 12, 2021. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A live dial-in will be available domestically at (844) 200-6205 and internationally at + 44 208 0682 558. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 592562 to gain access to the conference call. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and full year 2021. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the recently completed separation of N-able into a newly created and separately traded public company, including that the spin-off could disrupt or adversely affect our business, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to our business, or that the distribution, together with certain related transactions, may not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, which could result in SolarWinds, N-able and SolarWinds stockholders being subject to significant tax liabilities, and, in certain circumstances, requiring us to indemnify SolarWinds for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement; (b) the possibility that the global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (c) risks that cyberattacks and other security incidents may result, in compromises or breaches of our, our MSP partners’, or their SME customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our MSP partners’, or their SME customers’ environments, the exploitation of vulnerabilities in our, our MSP partners’, or their SME customers’ security, the theft or misappropriation of our, our MSP partners’, or their SME customers’ proprietary and confidential information, and interference with our, our MSP partners’, or their SME customers’ operations, exposure to legal and other liabilities, higher MSP partner and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (d) risks related to the SolarWinds cyber incident disclosed in December 2020 (the “Cyber Incident”), including with respect to (1) the discovery of new or different information regarding the Cyber Incident, including with respect to its scope, the threat actor’s access to our environment and its related activities during such period, and the related impact on our systems, solutions, current or former employees and MSP partners, (2) the possibility that our mitigation and remediation efforts with respect to the Cyber Incident may not be successful, (3) the possibility that additional confidential, proprietary or personal information, including information of N-able’s current or former employees and MSP partners, was accessed and exfiltrated as a result of the Cyber Incident, (4) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident or SolarWinds’ response thereto, including with respect to providing notices to any impacted individuals, may result in the loss, compromise or corruption of data and proprietary information, loss of business as a result of termination or non-renewal of agreements or reduced purchases or upgrades of our solutions, severe reputational damage adversely affecting MSP partner and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, U.S. or foreign regulatory investigations and enforcement actions, litigation, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation and the incurrence of other liabilities, and (6) the possibility that our steps to secure our internal environment, improve our product development environment and protect the security and integrity of the software that we deliver to our MSP partners may not be successful or sufficient to protect against future threat actors or attacks or perceived by existing and prospective MSP partners as sufficient to address the harm caused by the Cyber Incident; (e) any of the following factors either generally or as a result of the impacts of the Cyber Incident or the global COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our MSP partners, their end-customers and our prospective MSP partners: (1) reductions in information technology spending or delays in purchasing decisions by our MSP partners, their end-customers and our prospective MSP partners, (2) the inability to sell solutions to new MSP partners or to sell additional solutions or upgrades to our existing partners, (3) any decline in our renewal or net retention rates, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new solutions, solutions upgrades or pricing model changes by N-able or its competitors, (6) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, and (7) risks associated with our international operations; (f) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to support our business or expand our operations; (g) risks related to our ability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (h) our status as a controlled company; (i) risks related to our lack of operating history as a stand-alone public company; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in the final Information Statement included in N-able’s registration statement on Form 10 (File No. 001-40297), which was declared effective by the SEC on June 25, 2021, a copy of which was furnished as exhibit 99.3 to the Form 8-K N-able filed with the SEC on July 12, 2021, as well as those that will be discussed in the Quarterly Report on Form 10-Q for the period ended June 30, 2021 that N-able anticipates filing on or before August 12, 2021. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
N-able also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
N-able's' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross margin, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, acquisition related costs, spin-off costs and restructuring costs and other. Management believes these measures are useful for the following reasons:
•Stock-Based Compensation Expense and Related Employer-paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able’s stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Acquisition Related Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain other costs including expense related to the take private transaction of SolarWinds in early 2016 and public offerings of shares of SolarWinds common stock in 2018 and 2019. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude acquisition related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.

•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental separation costs incurred by us related to the spin-off. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP gross profit and non-GAAP operating income, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense (benefit), interest expense, net, unrealized foreign currency (gains) losses, acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, spin-off exploration costs, restructuring costs, employer-paid payroll taxes on stock awards and other one time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
About N-able
N-able (formerly SolarWinds MSP) empowers managed services providers (MSPs) to help small and medium enterprises navigate the digital evolution. With a flexible technology platform and powerful integrations, N-able makes it easy for MSPs to monitor, manage, and protect their end-customer systems, data, and networks. N-able’s growing portfolio of security, automation, and backup and recovery solutions is built for IT services management professionals. N-able simplifies complex ecosystems and enables customers to solve their most pressing challenges. N-able provides extensive, proactive support—through enriching partner programs, hands-on training, and growth resources—to help MSPs deliver exceptional value and achieve success at scale.

© 2021 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial

CONTACTS:

Investors:	Media:
Howard Ma Phone: 512.498.6707 ir@n-able.com	Kim Cecchini Phone: 919.957.5019 pr@n-able.com

N-able, Inc.
Combined Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$49,600	$99,790
Accounts receivable, net of allowances of $652 and $751 as of June 30, 2021 and December 31, 2020, respectively	30,279	29,086
Income tax receivable	1,424	1,262
Prepaid and other current assets	9,491	5,584
Total current assets	90,794	135,722
Property and equipment, net	27,787	19,590
Operating lease right-of-use assets	33,579	13,697
Deferred taxes	3,313	2,982
Goodwill	860,496	874,083
Intangible assets, net	13,211	27,374
Other assets, net	9,611	6,287
Total assets	$1,038,791	$1,079,735
Liabilities and parent company net investment
Current liabilities:
Accounts payable	$174	$5,542
Due to affiliates	20,435	8,023
Accrued liabilities and other	21,823	21,976
Current operating lease liabilities	3,157	2,860
Accrued related party interest payable	438	2,477
Income taxes payable	2,212	4,447
Current portion of deferred revenue	9,462	9,502
Total current liabilities	57,701	54,827
Long-term liabilities:
Due to affiliates	304,030	372,650
Deferred revenue, net of current portion	120	168
Non-current deferred taxes	3,796	5,846
Non-current operating lease liabilities	39,459	14,641
Other long-term liabilities	410	406
Total liabilities	405,516	448,538
Commitments and contingencies (Note 7)
Parent company net investment:
Parent company net investment	598,196	582,206
Accumulated other comprehensive income	35,079	48,991
Total parent company net investment	633,275	631,197
Total liabilities and parent company net investment	$1,038,791	$1,079,735

N-able, Inc.
Combined Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Subscription and other revenue	$85,340	$73,424	$168,530	146,692
Cost of revenue:
Cost of revenue	11,783	9,241	23,087	18,527
Amortization of acquired technologies	1,037	6,132	3,741	11,876
Total cost of revenue	12,820	15,373	26,828	30,403
Gross profit	72,520	58,051	141,702	116,289
Operating expenses:
Sales and marketing	24,498	18,939	50,212	37,407
Research and development	12,501	10,077	24,543	21,520
General and administrative	21,364	9,632	41,592	21,529
Amortization of acquired intangibles	4,276	5,869	10,295	11,734
Total operating expenses	62,639	44,517	126,642	92,190
Operating income	9,881	13,534	15,060	24,099
Other expense:
Interest expense, net	(6,082)	(7,113)	(12,600)	(14,735)
Other (expense) income, net	(54)	96	(583)	(166)
Total other expense	(6,136)	(7,017)	(13,183)	(14,901)
Income before income taxes	3,745	6,517	1,877	9,198
Income tax expense	3,283	3,293	5,693	5,286
Net income (loss)	$462	$3,224	$(3,816)	$3,912
Net income (loss) available to common stockholders	$462	$3,224	$(3,816)	$3,912
Net income (loss) available to common stockholders per share:
Basic earnings (loss) per share	$0.00	$0.02	$(0.02)	$0.02
Diluted earnings (loss) per share	$0.00	$0.02	$(0.02)	$0.02
Weighted-average shares used to compute Net income (loss) available to common stockholders per share:
Shares used in computation of basic earnings (loss) per share:	158,124	158,124	158,124	158,124
Shares used in computation of diluted earnings (loss) per share:	158,124	158,124	158,124	158,124

N-able, Inc.
Combined Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities
Net income (loss)	$462	$3,224	$(3,816)	$3,912
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,959	13,952	19,289	27,460
Provision for doubtful accounts	217	(239)	500	1,389
Stock-based compensation expense	4,274	3,237	9,023	5,916
Deferred taxes	(931)	(384)	(2,381)	(1,722)
Loss on foreign currency exchange rates	46	627	467	1,086
Other non-cash expenses	(2)	—	—	—
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(1,515)	(299)	(1,327)	(3,351)
Income tax receivable	393	697	(153)	51
Prepaid expenses and other assets	(2,524)	708	(6,117)	(778)
Accounts payable	(2,022)	580	(5,336)	(235)
Due to and from affiliates	1,607	1,934	12,184	5,440
Accrued liabilities and other	7,120	2,513	5,118	2,228
Accrued related party interest payable	(5,284)	7,114	(2,039)	6,222
Income taxes payable	406	139	(2,197)	(1,993)
Deferred revenue	(286)	(214)	(126)	2
Net cash provided by operating activities	9,920	33,589	23,089	45,627
Cash flows from investing activities
Purchases of property and equipment	(10,340)	(2,175)	(12,757)	(4,153)
Purchases of intangible assets	83	(1,136)	(2,252)	(1,835)
Net cash used in investing activities	(10,257)	(3,311)	(15,009)	(5,988)
Cash flows from financing activities
Repayments of borrowings due to affiliates	(68,620)	—	(68,620)	(21,750)
Net transfers from Parent	8,400	3,065	10,783	6,763
Net cash (used in) provided by financing activities	(60,220)	3,065	(57,837)	(14,987)
Effect of exchange rate changes on cash and cash equivalents	(1,061)	(1,104)	(433)	(2,387)
Net (decrease) increase in cash and cash equivalents	(61,618)	32,239	(50,190)	22,265
Cash and cash equivalents
Beginning of period	111,218	29,374	99,790	39,348
End of period	$49,600	$61,613	$49,600	$61,613

Supplemental disclosure of cash flow information
Cash paid for interest	$11,367	$—	$14,640	$8,517
Cash paid for income taxes	$2,634	$2,701	$9,816	$8,237

Supplemental disclosure of non-cash activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$21,235	$499	$21,235	$5,765

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in thousands, except margin data)
GAAP cost of revenue	$12,820	$15,373	$26,828	$30,403
Stock-based compensation expense and related employer-paid payroll taxes	(155)	(168)	(340)	(300)
Amortization of acquired technologies	(1,037)	(6,132)	(3,741)	(11,876)
Acquisition related costs	—	—	—	(2)
Non-GAAP cost of revenue	$11,628	$9,073	$22,747	$18,225

GAAP gross profit	$72,520	$58,051	$141,702	$116,289
Stock-based compensation expense and related employer-paid payroll taxes	155	168	340	300
Amortization of acquired technologies	1,037	6,132	3,741	11,876
Acquisition related costs	—	—	—	2
Non-GAAP gross profit	$73,712	$64,351	$145,783	$128,467
GAAP gross margin	85.0%	79.1%	84.1%	79.3%
Non-GAAP gross margin	86.4%	87.6%	86.5%	87.6%

GAAP sales and marketing expense	$24,498	$18,939	$50,212	$37,407
Stock-based compensation expense and related employer-paid payroll taxes	(1,006)	(1,024)	(2,276)	(1,635)
Acquisition related costs	—	(1)	—	(1)
Spin-off costs	(20)	—	(359)	—
Non-GAAP sales and marketing expense	$23,472	$17,914	$47,577	$35,771

GAAP research and development expense	$12,501	$10,077	$24,543	$21,520
Stock-based compensation expense and related employer-paid payroll taxes	(549)	(745)	(1,326)	(1,425)
Restructuring costs and other	(63)	—	(68)	—
Spin-off costs	(80)	—	(231)	—
Non-GAAP research and development expense	$11,809	$9,332	$22,918	$20,095

GAAP general and administrative expense	$21,364	$9,632	$41,592	$21,529
Stock-based compensation expense and related employer-paid payroll taxes	(2,640)	(1,334)	(5,530)	(2,622)
Acquisition related costs	87	(9)	87	(37)
Restructuring costs and other	(55)	7	(63)	(67)
Spin-off costs	(5,932)	—	(11,557)	—
Non-GAAP general and administrative expense	$12,824	$8,296	$24,529	$18,803

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in thousands, except margin data)
GAAP operating income	$9,881	$13,534	$15,060	$24,099
Amortization of acquired technologies	1,037	6,132	3,741	11,876
Amortization of acquired intangibles	4,276	5,869	10,295	11,734
Stock-based compensation expense and related employer-paid payroll taxes	4,350	3,271	9,472	5,982
Acquisition related costs	(87)	10	(87)	40
Restructuring costs and other	117	(7)	130	67
Spin-off costs	6,033	—	12,148	—
Non-GAAP operating income	$25,607	$28,809	$50,759	$53,798
GAAP operating margin	11.6%	18.4%	8.9%	16.4%
Non-GAAP operating margin	30.0%	39.2%	30.1%	36.7%

GAAP net income (loss)	$462	$3,224	$(3,816)	$3,912
Amortization of acquired technologies	1,037	6,132	3,741	11,876
Amortization of acquired intangibles	4,276	5,869	10,295	11,734
Stock-based compensation expense and related employer-paid payroll taxes	4,350	3,271	9,472	5,982
Acquisition related costs	(87)	10	(87)	40
Restructuring costs and other	117	(7)	130	67
Spin-off costs	6,033	—	12,148	—
Tax benefits associated with above adjustments	(1,273)	(2,648)	(3,498)	(5,297)
Non-GAAP net income	$14,915	$15,851	$28,385	$28,314

GAAP diluted earnings per share	$—	$0.02	$(0.02)	$0.02
Non-GAAP diluted earnings per share	$0.09	$0.10	$0.18	$0.18

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in thousands)
Net income (loss)	$462	$3,224	$(3,816)	$3,912
Amortization	5,313	12,001	14,036	23,611
Depreciation	2,646	1,951	5,252	3,850
Income tax expense	3,283	3,293	5,693	5,286
Interest expense, net	6,082	7,113	12,600	14,735
Unrealized foreign currency losses	46	627	467	1,086
Acquisition related costs	(87)	10	(87)	40
Spin-off costs	6,033	—	12,148	—
Stock-based compensation expense and related employer-paid payroll taxes	4,350	3,271	9,472	5,982
Restructuring costs and other	117	(7)	130	67
Adjusted EBITDA	$28,245	$31,483	$55,895	$58,569
Adjusted EBITDA margin	33.1%	42.9%	33.2%	39.9%

Reconciliation of Unlevered Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in thousands)
Net cash provided by operating activities	$9,920	$33,589	$23,089	$45,627
Capital expenditures(1)	(10,257)	(3,311)	(15,009)	(5,988)
Free cash flow	(337)	30,278	8,080	39,639
Cash paid for interest, net of cash interest received	11,367	(1)	14,640	8,513
Cash paid for acquisition-related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items	6,920	194	13,247	902
Unlevered free cash flow (excluding forfeited tax shield)	17,950	30,471	35,967	49,054
Forfeited tax shield related to interest payments(2)	(2,965)	—	(3,833)	(1,777)
Unlevered free cash flow	$14,985	$30,471	$32,134	$47,277
_______________
(1)Includes purchases of property and equipment and purchases of intangible assets.
(2)Forfeited tax shield related to interest payments assumes a statutory rate of 26.5% for the three and six months ended June 30, 2021 and 2020.